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                                                                    EXHIBIT 4.10

                              CERTIFICATE OF TRUST
                                       OF
                              PRINCIPAL CAPITAL III

         This CERTIFICATE OF TRUST of Principal Capital III (the "Trust"), is being duly executed and filed by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code Section 3801 et seq.) (the "Act").

         1. Name. The name of the statutory trust being formed hereby is "Principal Capital III."

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890: Attention Corporate Trust Administration.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a) of the Act.

                                     WILMINGTON TRUST COMPANY,
                                     as Trustee


                                     By: /s/ Joann A. Rozell
                                        ----------------------------------------
                                     Name:  Joann A. Rozell
                                     Title: Financial Services Officer